                             GILBERT GOLDSTEIN, P.C.
                          Attorney and Counselor at Law
                      3600 South Yosemite Street, Suite 870
                             Denver, Colorado 80237
Gilbert Goldstein             FAX (303) 220-8272                  (303) 220-8200





September 22, 1994




Spencer Browne, President
MDC HOLDINGS, INC.
3600 South Yosemite, #900
Denver, Colorado 80237

Dear Spencer:

The purpose of this letter is to confirm an understanding reached between us concerning the retention of Gilbert Goldstein, P.C. (GG, P.C.) by MDC Holdings, Inc. (MDC) as a professional consultant on legal matters as follows:

          A) GG, P.C. agrees to make Gilbert Goldstein available to perform legal consultation services for MDC on a day-to-day as-needed and directed basis for not less than 30 hours per week commencing October 1, 1994.

          B)   MDC agrees to compensate GG, P.C. as follows:

               1) $168,000 per year payable in equal monthly installments of $14,000 on the first day of each month commencing October 1, 1994.

               2) $150.00 per hour for services performed in any month in excess of 120 hours.

               3) Provide mutually agreed-upon office space at the office building owned by MDC known as 3600 South Yosemite Street, Denver, Colorado.

               4) Reimburse actual expenses incurred that are directly related to the consulting.

               5) provide full-time secretarial services of a mutually agreed-upon secretary.

          C) This Agreement shall be in full force and effect for a period of three years commencing October 1, 1994, and shall be extended for two additional

Mr. Spencer Browne
September 22, 1994
Page 2




          years at the option of GG, P.C. , in which case GG, P.C. will be compensated in the amount of $7,500 per month for providing professional services for up to 15 hours per month.

     D) GG, P.C. is an independent contractor and will not be an employee of MDC for any purpose. In that regard, the method or performance of services, the services rendered, and the exact time and hours GG, P.C. is to perform services on any given day will be entirely in the control and discretion of GG, P.C. MDC will rely on GG, P.C. to perform the services as reasonably necessary to fulfill the spirit and purpose of this Agreement. MDC is supplying office space and secretarial services to GG, P.C. because it is economically more efficient for it to do so since it has these available and because it desires GG, P.C. to be located at 3600 South Yosemite for ease in the consultation process. On the other hand, GG, P.C. has substantially lowered the going rate for its services ($300.00 per hour) in order to facilitate the Agreement.

     E) GG, P.C. will continue to perform legal services for other persons and entities so long as such services are not in conflict with the consultations with MDC.

We have discussed the fact that Gilbert Goldstein is an "outside member of the Board of Directors" of MDC. Each party desires that Gilbert Goldstein continue in that capacity. The consulting Agreement will be performed in such fashion as to not interfere or change that relationship. In the capacity of a consultant to MDC, GG, P.C. may provide legal counsel and advice to the Audit and Compensation Committees of the MDC Board of Directors. Those services will be provided by Gilbert Goldstein in his capacity as a consultant to MDC, and not in his capacity as a member of the MDC Board of Directors, and shall be included in the calculation of hours spent providing consulting services pursuant to this Agreement.

This entire Agreement has been approved by resolution of the Board of Directors of MDC.

Mr. Spencer Browne
September 22, 1994
Page 3




If you have any question, please call me.

Yours truly,

GILBERT GOLDSTEIN, P.C.


By: /s/  Gilbert Goldstein
   ----------------------------
     Gilbert Goldstein


Approved and agreed to this
____ day of ____________________, 1994.

MDC HOLDINGS, INC.


By: /s/  Spencer Browne
   ------------------------------
     Spencer Browne, President